UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 2, 2020

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

8 Union Square South, Suite 2A

New York, NY 10003

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the annual stockholders’ meeting of Gaucho Group Holdings, Inc. (the “Company”) held on September 2, 2020.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07 for information regarding approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation at the annual stockholders’ meeting of Gaucho Group Holdings, Inc. (the “Company”) held on September 2, 2020.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company convened its 2020 Annual Stockholder Meeting (the “Meeting”) on September 2, 2020 at 4:00 p.m. Eastern Time virtually. A quorum was present for the Meeting.

At the Meeting, six proposals were submitted to the stockholders for approval as set forth in the definitive 2020 Proxy Statement as filed with the SEC on July 24, 2020 and as supplemented and filed with the SEC on July 29, 2020 and on September 1, 2020. As of the record date, July 14, 2020, a total of 60,321,614 shares of common stock of the Company were issued and a total of 60,271,081 shares of common stock were outstanding and entitled to vote. In addition, a total of 901,070 shares of Series B convertible preferred stock (“Series B Stock”) were issued and outstanding, and on an as converted basis to common stock, 8,441,693 were entitled to vote. The holders of record of 40,616,734 shares of Common Stock and the holders of record of 3,467,390 Series B Stock of the Company on an as converted basis to Common Stock for purposes of voting were present in person or represented by proxy at said meeting for a total of 44,084,124 votes entitled to vote at the meeting. Such amount represented 64.2% of the shares entitled to vote at such meeting.

At the Meeting, the stockholders approved all of the proposals submitted. The votes on the proposals were cast as set forth below:

1.	Proposal No. 1 – Election of directors. The stockholders elected both of the director nominees presented to the stockholders: Steven A. Moel and Reuben Cannon to serve a three-year term as Class I directors until their respective successors are elected and qualified.

Name	Shares FOR	WITHHOLD Authority To Vote	Broker Non-Vote
Class I Directors—Steven A. Moel	35,686,814	662,348	7,548,462
Class I Directors—Reuben Cannon	35,695,773	653,389	7,548,462

2.	Proposal No. 2 – Amendment to Amended and Restated Certificate of Incorporation. The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 150,000,000.

Shares FOR	Shares AGAINST	ABSTAIN
40,361,750	3,506,795	175,579

3.	Proposal No. 3 – Reverse Stock Split. The stockholders approved a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-twenty-five (1:25), or anywhere between, to be implemented at the discretion of the Board if necessary to effect a listing of the Company’s common stock on the Nasdaq.

Shares FOR	Shares AGAINST	ABSTAIN
39,647,421	4,174,210	223,393

4.	Proposal No. 4 – Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, of the compensation of the Company’s executive officers.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
33,925,927	2,210,209	359,526	7,548,462

5.	Proposal No. 5 – Approval of Auditor. The stockholders ratified and approved Marcum, LLP as the Company’s independent registered accounting firm for the year ended December 31, 2019.

Shares FOR	Shares AGAINST	ABSTAIN
42,448,260	1,415,374	180,490

6.	Proposal No. 6 – Liquidation. The stockholders rejected the proposal to immediately commence proceedings to liquidate Company assets to maximize return of capital to common stockholders.

Shares FOR	Shares AGAINST	ABSTAIN
1,801,241	33,930,977	793,444

Item 7.01 Regulation FD Disclosure.

For a recording of the 2020 Annual Stockholder’s Meeting which includes commentary by the Company’s President and CEO, Scott Mathis, please see: https://www.cstproxy.com/gauchogroupholdings/2020.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amendment to the Company’s Amended and Restated Certificate of Incorporation as approved by the stockholders on September 2, 2020 and filed with the Delaware Secretary of State on September 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 4th day of September 2020.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO